UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2014

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Changes in Registrant’s Certifying Accountant.

Effective January 2, 2014, Innovative Solutions and Support, Inc. (the “Company”) dismissed its independent registered public accounting firm, Deloitte & Touche LLP.  The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) voted unanimously to dismiss Deloitte & Touche LLP. The Audit Committee also voted unanimously to approve the appointment of a new independent registered public accounting firm, and the Company intends to announce the engagement of the new independent registered public accounting firm as soon as the new firm formally accepts the engagement.

Deloitte & Touche LLP’s reports regarding the Company’s financial statements for the fiscal years ended September 30, 2013 and September 30, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in connection with its reports on the financial statements of the Company.

During the Company’s two most recent fiscal years and the subsequent interim period, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte & Touche LLP a copy of the disclosure made in response to this Item 4.01 and requested Deloitte & Touche LLP provide a letter addressed to the Securities and Exchange Commission confirming their agreement with the disclosure contained herein. A copy of Deloitte & Touche LLP’s letter, dated January 8, 2014, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated January 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: January 8, 2014	By:	/s/ Ronald C. Albrecht
Ronald C. Albrecht
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated January 8, 2014.